                                                                   EXHIBIT 10.1




                            SHARE EXCHANGE AGREEMENT

         AGREEMENT, dated as of December 12, 1995 (the "Agreement"), by and
                                                        ---------
between L.A. Gear, Inc., a California corporation (the "Company") and Trefoil
                                                        --------
Capital Investors, L.P., a Delaware limited partnership ("Trefoil"), the holder
                                                          -------
of all of the shares of Series A cumulative convertible preferred stock ("Series A Preferred Stock") of the Company.
  ------------------------

         WHEREAS, the Company and Trefoil desire to exchange the Series A Preferred Stock for newly issued Series B cumulative convertible preferred stock ("Series B Preferred Stock"), having the terms set forth in the
        ------------------------
Certificate of Determination (the "Certificate of Determination") attached
hereto as Exhibit A.               ----------------------------

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                            ARTICLE I - THE EXCHANGE

                 SECTION 1.01.  The Exchange.

                 Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.02 hereof),

         (a) Trefoil shall assign, transfer, and convey to the Company one million (1,000,000) shares of Series A Preferred Stock and all accrued and unpaid dividends thereon. Trefoil shall deliver at the Closing certificates representing such shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank in exchange for and against delivery by the Company of certificates representing the number of shares of Series B Preferred Stock to which Trefoil is entitled pursuant to Section 1.01(b) hereof.

         (b) The Company shall issue and deliver to Trefoil (i) one million (1,000,000) shares of Series B Preferred Stock, plus (ii) an additional number of shares of Series B Preferred Stock (rounded up to the next whole number) equal to a certain amount of accrued and unpaid dividends in respect of the Series A Preferred Stock through the Closing (the "Arrearage Amount") divided
                                                   ----------------
by 100, in exchange for and against delivery by Trefoil of certificates evidencing one million (1,000,000) shares of Series A Preferred Stock, and in satisfaction of all accrued and unpaid dividends thereon. For purposes of determining the Arrearage Amount, the amount of accrued and unpaid dividends shall be equal to the sum of (i) dividends accrued and unpaid through November 30, 1995, plus (ii) additional dividends, accruing at a rate of 7.5% per annum during the period beginning December 1, 1995 and ending on the Closing Date (the "Interim Period"), on any dividends on the Series A Preferred Stock which
      --------------
were accrued and unpaid as of November 30, 1995, plus (iii) current dividends accruing and becoming payable on the Series A Preferred Stock during the Interim Period, which shall accrue at the rate of 7.5% per annum during the Interim Period. The Company shall deliver to Trefoil one or more certificates representing the aggregate number of shares of Series B Preferred Stock Trefoil is entitled to in accordance with this Section 1.01(b) (the transactions contemplated by this Section 1.01 being referred to herein as the "Exchange") and the Registration Rights Amendment (as defined in Section 5.02(d)).

                 SECTION 1.02 Consummation of the Exchange.

                 The Exchange will be consummated (the "Closing") at the
                                                        -------
offices of Fried, Frank, Harris, Shriver & Jacobson, 725 South Figueroa Street, Los Angeles, California at 10:00 a.m. on the third business day after satisfaction or waiver of all conditions in Article V (or such other time and place as the parties may mutually agree) (the "Closing Date"), unless this
                                               ------------
Agreement has been earlier terminated in accordance with its terms.

             ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TREFOIL

                 Trefoil hereby represents and warrants to the Company as follows:

                 SECTION 2.01.  Authority; Approval.

                 Trefoil has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Trefoil and the consummation by Trefoil of the transactions contemplated hereby has been duly authorized by all necessary corporate or partnership action and no other proceedings on the part of Trefoil are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Trefoil and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligations of Trefoil, enforceable against Trefoil in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

                 SECTION 2.02.  No Conflict.

                 (a) The execution and delivery of this Agreement by Trefoil and consummation of the Exchange contemplated hereby does not, and the performance of this Agreement and the Exchange by Trefoil will not: (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership, in each case as amended or restated, of Trefoil, (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance (as defined in Section 7.03) on any of the properties or assets of Trefoil pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Trefoil is a party or by which Trefoil is bound or affected.

                 (b) The execution and delivery of this Agreement by Trefoil and consummation of the Exchange contemplated hereby does not, and the performance of this Agreement and the Exchange by Trefoil will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, either domestic or foreign ("Governmental Entities").
  ---------------------
                 SECTION 2.03.  Absence of Litigation.

                 There is no claim, action, suit, litigation, proceeding, legal administrative or arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief, collectively, "Litigation"), pending or threatened against, affecting or involving Trefoil
 ----------
which seek to challenge the record or beneficial ownership of the Series A Preferred Stock by Trefoil, or, as of the date hereof, which seek to prevent or challenge the transactions contemplated hereby.

                 SECTION 2.04.  Title.

                 Trefoil is the record and beneficial owner of 1,000,000 shares of Series A Preferred Stock. Trefoil has good and marketable title to the Series A Preferred Stock proposed to be exchanged by Trefoil hereunder and full right, power and authority to assign, transfer and deliver such Series A Preferred Stock hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever (other than those imposed by the Securities Act of 1933, as amended (the "Securities Act") and the state securities or "blue sky" laws of certain
      --------------
jurisdictions); and upon delivery of Series B Preferred Stock in exchange for such Series A Preferred Stock hereunder, the Company will acquire title to such Series A Preferred Stock, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever. Except as provided in this Agreement, Trefoil has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Series A Preferred Stock, nor has Trefoil granted or assigned any rights to receive any accrued and unpaid dividends on the Series A Preferred Stock.

                 SECTION 2.05.  Investment Purposes.

                 Trefoil is acquiring the Series B Preferred Stock for its own account and not with a view to or for sale in connection with any distribution of the Series B Preferred Stock.

                       ARTICLE III - REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to Trefoil as follows:

                 SECTION 3.01.  Organization and Qualification.

                 The Company is a corporation duly organized, validly existing and in good standing under the laws of California ("California Law"), has all
                                                    --------------
requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

                 SECTION 3.02.  Articles of Incorporation and Bylaws.

                 The Company has heretofore furnished to Trefoil complete and correct copies of the Articles of Incorporation and the Bylaws, in each case as amended or restated, of the Company, which are in full force and effect.

                 SECTION 3.03.  Capitalization; Title to Shares and Notes.

                 (a)  The authorized capital stock of the Company consists of:
(1) 80,000,000 shares of common stock, no par value (the "Common Stock"), of
                                                          ------------
which, as of the date hereof 22,936,433 shares of Common Stock were issued and outstanding, and (2) 10,000,000 shares of Preferred Stock, 1,000,000 of which shares are designated as the Series A Preferred Stock, par value $100 per share. 1,000,000 shares of the Series A Preferred Stock are issued and outstanding. None of the issued and outstanding shares of capital stock are subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is bound. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable.

                 (b) Upon consummation of the Exchange, all shares of the Series B Preferred Stock (the "Series B Shares") will be duly authorized,
                               ---------------
validly issued, fully paid and nonassessable, will be convertible into Common Stock of the Company in accordance with the terms of the Certificate of Determination and will be entitled to all of the powers, preferences and rights set forth therein. The shares of Common Stock initially issuable upon conversion of the Series B Shares (the "Conversion Shares") have been duly
                                        -----------------
authorized and on the Closing Date will be reserved for issuance upon such conversion, and when issued upon conversion will be validly issued, fully paid and nonassessable.

                 SECTION 3.04.  Authority; Approval.

                 The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Registration Rights Amendment by the Company, the approval of the Certificate of Determination by the Board of

Directors of the Company, and the consummation by the Company of the transactions contemplated in this Agreement have been duly authorized by all necessary action by the Board of Directors and no other corporate proceedings on the part of the Company other than approval by the Company's shareholders as contemplated herein are necessary to authorize this Agreement, the Registration Rights Amendment, or the Certificate of Determination, or to consummate the transactions contemplated by this Agreement. This Agreement has been, and the Registration Rights Amendment upon execution and delivery pursuant hereto will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Trefoil, constitutes, and the Registration Rights Amendment upon execution and delivery pursuant hereto will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

                 SECTION 3.05.  No Conflict.

                 (a) The execution and delivery of this Agreement by the Company and consummation of the Exchange contemplated hereby does not, and the performance of this Agreement and the Exchange by the Company will not: (i) conflict with or violate the Articles of Incorporation or Bylaws, in each case as amended or restated, of the Company, (ii) except for terms of the Credit Agreement as to which consents or waivers will be obtained prior to the Closing Date, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance (as defined in Section 7.03) on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company is bound or affected.

                 (b) The execution and delivery of this Agreement by the Company and consummation of the Exchange contemplated hereby does not, and the performance of this Agreement and the Exchange by the Company will not (other than the required filing of the Certificate of Determination and filings required under the federal and the state securities or "blue sky" laws of certain jurisdictions, all of which filings will have been made on or prior to the Closing Date) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

                 SECTION 3.06.  Absence of Litigation.

                 As of the date hereof, there is no Litigation pending or threatened against, affecting or involving the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries which seek to prevent or challenge the transactions contemplated hereby.

                 SECTION 3.07.  Opinion of Financial Advisor.

                 The Company and the Special Committee have received the written opinion (the "Fairness Opinion") of Sutro & Co. Incorporated, dated as
                      ----------------
of the date of this Agreement to the effect that the Exchange is fair, from a financial point of view, to the shareholders of the Company (other than Trefoil).

                       ARTICLE IV - ADDITIONAL AGREEMENTS

                 SECTION 4.01.  Meeting of Shareholders.

                 The Company, acting through its Board of Directors, shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene a meeting of the Company's shareholders to act on this Agreement and the Exchange (the "Shareholders' Meeting") not later
                                             ---------------------
than April 10, 1996. The Company, acting through its Board of Directors, shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the approval of the Exchange and issuance of the Series B Preferred Stock by the Requisite Vote, as defined in Section 7.03 below, of the shareholders of the Company.

                 SECTION 4.02.  Best Efforts; Consents; Filings.

                 Subject to the terms and conditions of this Agreement, the Company and Trefoil shall each use their reasonable best efforts to (i) take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable foreign, federal, state or local law, statute, treaty, ordinance, rule, regulation, order, writ, injunction, decree, judgment or decree (collectively, "Laws") or otherwise to consummate and make effective the transactions
 ----
contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Trefoil or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Exchange; (iii) make any necessary filings and thereafter make any other required submissions, notifications and filings with respect to this Agreement and the Exchange required under (A) the Securities Act and the Securities Exchange Act of 1934 ("Exchange Act") and the
                                                         ------------
rules and regulations thereunder, and any other applicable Law, including, without limitation, any other federal or state securities laws and (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, provided, however, that Trefoil and the Company shall cooperate with each other in connection with the making of all such filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to any filing and, if requested, to accept all reasonable additions, deletions or changes suggested by the non-filing party in connection therewith; and (iv) remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto all benefits contemplated by this Agreement. The Company and Trefoil shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. Prior to the Closing, the Company shall file the Certificate of Determination with the Secretary of State of California.

                 SECTION 4.03.  NYSE Listing.

                 The Company shall use its reasonable best efforts to cause the Conversion Shares to be approved for listing on the New York Stock Exchange, Inc. ("NYSE") as of the Closing Date.
       ----
                 SECTION 4.04.  Voting Agreement.

                 Trefoil hereby agrees, during the time this Agreement is in effect, at any meeting of the shareholders of the Company (including, without limitation, the Shareholders' Meeting) and in any action by written consent of the shareholders of the Company or the Series A Preferred Stockholders as a class, if and as requested to do so by the Company, to: (a) appear at any annual or special meeting of shareholders of the Company (including, without limitation, the Shareholders' Meeting) for the purpose of obtaining a quorum;
(b) vote in person or by proxy, all of the shares of Common Stock now owned or with respect to which Trefoil has or shares voting power and all shares of Series A Preferred Stock (collectively, the "Shares") in favor of this
                                             ------
Agreement and the Exchange; (c) vote the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under this Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under this Agreement not being fulfilled; and/or (d) waive its rights to vote in any manner (whether separately as a class or together with the Common Stock) with respect to this Agreement and the Exchange.

                 SECTION 4.05.  Sale of Series A Preferred Stock.

                 Trefoil hereby agrees that, other than the transfer contemplated by this Agreement, Trefoil shall not, until termination of this Agreement, directly or indirectly sell, transfer, assign or otherwise dispose of, or pledge, grant any option or security interest with respect to, or otherwise encumber shares of Series A Preferred Stock; provided, however, that Trefoil may sell or enter into an agreement to sell its shares of Series A Preferred Stock at any time prior to the twentieth day prior to the date scheduled for the Shareholders' Meeting and in connection therewith assign rights hereunder with respect thereto (a "Transfer") if: (i) the person so acquiring shares of Series A Preferred Stock (the "Transferee") agrees in writing to be bound by the terms of this Agreement, (ii) the Transfer will not impede or delay in any material respect consummation of the transactions contemplated under this Agreement (it being understood and agreed that compliance by the Company with any requirement that any proxy or other solicitating material for use in connection with the Shareholders' Meeting be supplemented, modified, recirculated, and/or redistributed, or filed, cleared or declared effective with or by any governmental entity or the NYSE, on account of a Transfer shall not be deemed to impede or delay in any material respect consummation of the transactions contemplated under this

Agreement within the meaning of this clause (ii) provided that Trefoil and the Transferee cooperate with the Company in connection therewith), and (iii) Trefoil agrees in writing to remain liable hereunder for any breach of its obligations or the obligations of the Transferee under this Agreement. Notwithstanding anything to the contrary herein, if Trefoil Transfers any Series A Preferred Stock, Trefoil shall reimburse the Company for all additional out of pocket expenses incurred by the Company in complying with its obligations under this Agreement directly or indirectly as a result of a Transfer up to an aggregate amount of $50,000.

                 SECTION 4.06.  Election of Directors.

                 Trefoil hereby agrees that, until termination of this Agreement, it shall not exercise the right, as set forth in Article III,
Section 3.d.(i) of the Articles of Incorporation and triggered by the non-payment of dividends payable in an amount equal to three full quarterly dividends, to elect four directors in addition to the three directors to which the Series A Preferred Stockholders are currently entitled.


                 SECTION 4.07     Certain Anti-Dilution Adjustments.

                 If, at any time during the period between the date hereof and the Closing Date (the "Adjustment Period"), the Company shall issue any shares of Common Stock (or rights, warrants or other securities convertible into Common Stock) or make any distributions to holders of Common Stock under circumstances which would have required an adjustment to the Conversion Price and the Conversion Ratio (as such terms are defined in the Certificate of Determination) pursuant to Section 8.g.(2) of the Certificate of Determination if the Series B Preferred Stock had been issued at the beginning of the Adjustment Period, then the Conversion Price and the Conversion Ratio in the Certificate of Determination as filed with the Secretary of State of the State of California shall be adjusted, prior to the Closing Date, in respect of such issuance as if the Series B Preferred Stock had been outstanding at the beginning of the Adjustment Period.


                         ARTICLE V - CLOSING CONDITIONS

                 SECTION 5.01. Conditions to Obligations of Each Party Under This Agreement.

                 The respective obligations of each party to effect the Exchange shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                 (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which restricts, prevents or prohibits consummation of the Exchange.

                 (b) Government Consents. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by the Company and Trefoil prior to consummation of the transactions contemplated in this Agreement shall have been obtained from and made with all required Governmental Entities, and all requirements of any Law.

                 (c) Shareholder Vote. This Agreement and the Exchange shall have been approved and adopted by the Requisite Vote of the shareholders of the Company.

                 (d)      Fairness Opinion.  The Fairness Opinion described in
Section 3.07 shall not have been modified, rescinded or otherwise withdrawn.

                 SECTION 5.02.  Additional Conditions to Obligations of Trefoil.

                 The obligations of Trefoil to effect the Exchange shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                 (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Trefoil shall have received a certificate of an executive officer of the Company, as of the Closing Date, to such effect.

                 (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Trefoil shall have received a certificate of an executive officer of the Company, as of the Closing Date, to that effect.

                 (c) Legal Opinion. Trefoil shall have received the written legal opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson substantially in the form of Exhibit B.

                 (d) Registration Rights Amendment. The amendment to the Registration Rights Agreement, dated as of May 27, 1991, between the Company and Trefoil (the "Registration Rights Amendment") shall have been executed and
                  -----------------------------
delivered by the Company at or prior to the Closing Date, substantially in the form attached hereto as Exhibit C.

                 (e) NYSE Listing. The shares of the Common Stock issuable upon conversion of the Series B Preferred Stock shall have been approved for listing on the NYSE as of the Closing Date.

                 SECTION 5.03. Additional Conditions to Obligations of the Company.

                 The obligations of the Company to effect the Exchange shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                 (a) Representations and Warranties. Each of the representations and warranties of Trefoil contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of an executive officer of the general partner of Trefoil, as of the Closing Date, to such effect.

                 (b) Agreements and Covenants. Trefoil shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of an executive officer of the general partner of Trefoil, as of the Closing Date, to that effect.

                 (c) Consent. The Company shall have obtained the consent of the Bank (as defined in Section 7.03 below) pursuant to the Credit Agreement to the transactions contemplated herein, including but not limited to the Exchange, and the waiver of any provisions of the Credit Agreement which may be deemed to prohibit such transactions.

                 ARTICLE VI - TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.01.  Termination.

                 This Agreement may be terminated at any time prior to the Closing Date:

                 (a)      by mutual consent of the Company and Trefoil;

                 (b) by Trefoil, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect;

                 (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Trefoil set forth in this Agreement, or if any representation or warranty of the Trefoil shall have become untrue in any material respect;

                 (d) by either Trefoil or the Company, if there shall be any final, non-appealable order or injunction imposed by a court of competent jurisdiction preventing the consummation of the Exchange;

                 (e) by either Trefoil or the Company, if the Exchange shall not have been consummated on or before April 15, 1996; provided, however, Trefoil shall have no right to terminate this Agreement pursuant to this clause
(e) prior to May 15, 1996 if the Exchange shall not have been consummated prior to April 15, 1996 as a direct or indirect result of a Transfer; and

                 (f) by Trefoil at any time prior to the Mailing Date if Trefoil shall have theretofore received a bona fide offer to acquire from Trefoil, or Trefoil shall have entered into an agreement or agreements to sell, or sold, not less than a majority of the outstanding shares of Series A Preferred Stock.

                 SECTION 6.02.  Amendment.

                 This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 6.03.  Early Termination.

                 If Trefoil terminates this Agreement pursuant to clause (f) of
Section 6.01, Trefoil and the Transferee shall (i) irrevocably consent and agree to extend each mandatory redemption date contained in Section 5(b) of
Article 3 of the Company's Restated Articles of Incorporation for a period of an additional 16 months from the date so specified, (ii) if and as requested by the Company take all the actions specified in Section 4.04 hereof with respect to all shares of Common Stock and the Series A Preferred Stock held by Trefoil or such Transferee in connection with the adoption or approval of an amendment of such Section 5(b) effecting the extension described in clause (i) of this
Section 6.03 and (iii) if and as requested by the Company take all other actions reasonably necessary to effect such extension. This Section 6.03 shall survive termination of the Agreement pursuant to Section 6.01(f).

                        ARTICLE VII - GENERAL PROVISIONS

                 SECTION 7.01.  Company Approval.

                 Any waiver, consent or amendment of this Agreement by the Company shall not be effective unless approved by the Special Committee, as defined in Section 7.03 below, of the Company's Board of Directors, and by the holders of a majority of the Series A Preferred Stock.

                 SECTION 7.02.  Notices.

                 All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                 (a)      If to the Company:

                          L.A. Gear, Inc.
                          2850 Ocean Park Boulevard
                          Santa Monica, California 90405
                          Attention:  Thomas F. Larkins, Esq.
                          Telecopier No.:  (310) 581-7737

                          Stephen A. Koffler, Chairman of the Special Committee c/o Smith Barney Inc.
                          10877 Wilshire Boulevard, Suite 1500
                          Los Angeles, California 90024
                          Telecopier No.:  (310) 443-8266

                          with a copy to each of:

                          Fried, Frank, Harris, Shriver & Jacobson
                          725 South Figueroa Street, Suite 3890
                          Los Angeles, California 90017-5438
                          Attention:  David Robbins, Esq.
                          Telecopier No.:  (213) 689-1646

                          Gibson, Dunn & Crutcher
                          333 South Grand Avenue, 49th Floor
                          Los Angeles, California 90071
                          Attention:  Jonathan K. Layne, Esq.
                          Telecopier No.:  (213) 229-7012

                 (b)      If to Trefoil Capital Investors, L.P.:

                          Trefoil Capital Investors, L.P.:
                          4444 Lakeside Drive, 2nd Floor
                          Burbank, California 91505-4054
                          Attention:  Robert G. Moskowitz
                          Telecopier No.:  (818) 842-3142

                          with a copy to:

                          Sanders, Barnet, Goldman, Simons & Mosk
                          1901 Avenue of the Stars, Suite 850
                          Los Angeles, California 90067
                          Attention:  Irwin G. Barnet, Esq.
                          Telecopier No.:  (310) 553-2435

                 SECTION 7.03.  Certain Definitions.

                 For purposes of this Agreement, the term:

                 "Affiliate" means, with respect to any Person, a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; the term "control," as used in this definition, means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person.

                 "business day" means any day other than a day on which banks in the State of California are authorized or obligated to be closed.

                 "Bank" means BankAmerica Business Credit, Inc.

                 "Credit Agreement" means the Loan and Security Agreement between L.A. Gear California, Inc. and the Bank, dated as of November 22, 1993, as amended to date.

                 "Encumbrance" means, with respect to any real or personal, tangible or intangible property, any lien, charge, reservation, right of entry, possibility of reverter, encroachment, easement, right of way, restrictive covenant, lease, security interest (whether based on common law, statute or contract and, including without limitation, any interest arising from any capitalized lease, conditional sale, trust receipt or deposit interest), option, right of first refusal, right of first offer or any other imperfection of title or right by any person to assert a claim with respect to such property.

                 "Interested Director" shall mean a director of the Company within the meaning given to the term "Interested Director" used in or construed under Section 310 of the California Corporations Code.

                 "Mailing Date" means the date on which the Company first mails or distributes to its shareholders a proxy statement with respect to the Shareholders' Meeting.

                 "Person" means an individual, partnership, joint venture, corporation, trust, unincorporated association or other entity or association.

                 "Requisite Vote" means the affirmative vote of a majority of the shares of Common Stock present and voting (excluding any rights of Series A Preferred Stock to vote together with the Common Stock, and excluding any shares of Common Stock owned by Trefoil or any Interested Director) at a meeting duly held for approval of the Exchange, at which a quorum is present (excluding any rights of Series A Preferred Stock to vote together with the Common Stock, and excluding any shares of Common Stock owned by Trefoil or any Interested Director).

                 "Special Committee" means the committee established by the Company's Board of Directors in connection with the transactions contemplated herein, whose members, as of the date hereof, are Messrs. Dalshaug, Davis, Koffler and Ms. Meyers.

                 SECTION 7.04.  Legend.

                 On the date hereof, certificates representing all shares of the Series A Preferred Stock have been delivered to the Company and shall promptly hereafter be returned to Trefoil bearing the following legend:

             THE SHARES OR INTERESTS REPRESENTED BY THIS CERTIFICATE AND THE TRANSFER OF SUCH SHARES OR INTERESTS ARE RESTRICTED BY THE TERMS AND CONDITIONS OF A SHARE EXCHANGE AGREEMENT DATED AS OF DECEMBER 12, 1995 AMONG TREFOIL CAPITAL INVESTORS, L.P. AND L.A. GEAR, INC., A COPY OF WHICH IS AVAILABLE UPON REQUEST AT THE OFFICES OF THE COMPANY.

                 SECTION 7.05.  Headings.

                 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 7.06.  Severability.

                 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 SECTION 7.07.  Entire Agreement.

                 This Agreement, together with the Exhibits hereto, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                 SECTION 7.08.  Assignment.

                 Except as expressly permitted hereunder, this Agreement shall not be assigned by any party hereto.

                 SECTION 7.09.  Parties in Interest.

                 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and permitted assignees and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                 SECTION 7.10. Failure or Indulgence Not Waiver; Remedies Cumulative.

                 No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 7.11.  Governing Law.

                 This Agreement shall be governed by, and construed in accordance with, California Law without regard to rules respecting conflicts of law.

                 SECTION 7.12.  Counterparts.

                 This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 SECTION 7.13.  Construction.

                 All section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "hereof", "hereunder", "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.

                 SECTION 7.14.  Expenses.

                 Except as otherwise provided in Section 4.05 hereof, each party hereto shall bear its own expenses in connection with the Exchange contemplated by this Agreement; provided, however, that unless this Agreement is terminated pursuant to Section 6.01(f) hereof, the Company shall pay the reasonable out of pocket expenses incurred by Trefoil in connection with the Exchange contemplated by this Agreement, up to an aggregate amount of $17,500.

                 SECTION 7.15.  Specific Enforcement.

                 The Company and Trefoil acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any court of the State of California located in Los Angeles, California, having jurisdiction, this being in addition to any other remedy to which they may be entitled by law or equity.

                 IN WITNESS WHEREOF, the Company and Trefoil have caused this Agreement to be executed as of the date first written above by their respective officers and representatives thereunto duly authorized.

                                         L.A. GEAR, INC.


                                         By:  /s/ WILLIAM L. BENFORD
                                              ---------------------------------
                                              Name:  William L. Benford
                                              Title: President

                                         TREFOIL CAPITAL INVESTORS, L.P.
                                         By: TREFOIL INVESTORS, INC., its
                                             general partner


                                         By:  /s/ ROBERT G. MOSKOWITZ
                                              ---------------------------------
                                              Name:  Robert G. Moskowitz
                                              Title: Managing Director

                                                                    EXHIBIT A



                                L.A. GEAR, INC.

      CERTIFICATE OF DETERMINATION OF SERIES B CONVERTIBLE PREFERRED STOCK
       SETTING FORTH THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                       OF SUCH SERIES OF PREFERRED STOCK


         The undersigned, William L. Benford and Thomas F. Larkins, President and Secretary, respectively, of L.A. Gear, Inc., a California corporation, do hereby certify:

         FIRST: The Restated Articles of Incorporation of the corporation authorize the issuance of Ten Million (10,000,000) shares of stock designated "Preferred Stock," of which Nine Million (9,000,000) are issuable from time to time in one or more series, and authorized the Board of Directors to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, of any or all of them.

         SECOND: The Board of Directors of the corporation, pursuant to the authority of Section 401 of the California General Corporation Law, did duly adopt the resolution attached hereto as Exhibit A and incorporated herein by this reference, authorizing and providing for the creation of a series of Preferred Stock to be known as "Series B Preferred Stock," consisting of One Million _____________ (_________) shares, none of the shares of such series having been issued.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

 IN WITNESS WHEREOF, the undersigned have executed this Certificate this _____ day of _________, 1996.

                                       ________________________________________
                                       Name:    William L. Benford
                                       Title:   President



                                       ________________________________________
                                       Name:    Thomas F. Larkins
                                       Title:   Secretary

                                   EXHIBIT A

  RESOLUTION OF THE BOARD OF DIRECTORS OF L.A. GEAR, INC. ESTABLISHING A SERIES
         OF PREFERRED STOCK TO BE KNOWN AS SERIES B PREFERRED STOCK


         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article Four of the Restated Articles of Incorporation of this corporation, there is hereby established a series of the authorized Preferred Stock of the corporation, which series shall be designated as "Series B Preferred Stock" and which series shall consist of One Million __________ (______) shares and shall have the following rights, preferences, privileges and restrictions:

         Section 1.       Stated Value.

                          The Series B Preferred Stock shall have a stated
value of $100 per share (the "Stated Value").

         Section 2.       Dividends and Distributions.

         a. The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Junior Dividend Stock (as defined in Section 11 hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the corporation legally available therefor, cumulative dividends at an annual rate of 7.50% (arrearages of dividends shall bear additional dividends compounded quarterly at a rate of 8.625% per annum, through the date of payment of such arrearages) from and after the Issue Date (as defined in Section 11 hereof) as long as the shares of Series B Preferred Stock remain outstanding, and subject to paragraph (b) of this Section 2, no more. Dividends shall be payable in cash or additional shares of Series B Preferred Stock, as provided in paragraph (c) of this
Section 2. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on the last Business Day (as defined in Section 11) of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the Issue Date.

         b. Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

         c. With respect to dividends paid on or prior to November 30, 1996, dividends on the Series B Preferred Stock shall be payable, at the option of the Company, in whole shares of Series B Preferred Stock valued at $100 per share or in cash; thereafter, dividends on the Series B Preferred Stock shall be payable in cash.

         d. The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

         a.      In addition to voting rights provided elsewhere in this
Section 3, and as long as any of the Series B Preferred Stock is outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters, including with respect to the election of directors, voted on by holders of the Company's Common Stock, no par value (the "Common Stock") voting together as a single class with other shares entitled to vote at all meetings of the shareholders of the corporation. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the corporation into which such share of Series B Preferred Stock is convertible on the record date for such vote; provided, however, that if more than one share of Series B Preferred Stock shall be held by any holder of shares of Series B Preferred Stock, the total number of votes which such holder shall be entitled to cast pursuant to this Section 3(a) shall be computed on the basis of conversion of the total number of shares of Series B Preferred Stock held by such holder, with any then remaining fractional share disregarded for the purposes of this
Section 3(a).

         b.      In addition to the voting rights provided elsewhere in this
Section 3, the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to (A) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes, or any series of any class or classes, of the corporation's capital stock ranking pari passu with or prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding
up) the Series B Preferred Stock, (B) except as contemplated pursuant to
Section 2(c), increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series B Preferred Stock or (C) alter, amend or repeal any of the provisions of the Restated Articles of Incorporation (as defined in Section 11 hereof) of the corporation which in any manner would alter, change or otherwise adversely affect in any way the powers, preferences or rights of the Series B Preferred Stock.

         c.      (1)      The rights of holders of shares of Series B Preferred
Stock to take any actions as provided in this Section 3 may be exercised, subject to the CGCL (as defined in Section 11 hereof), at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose as hereinafter provided or at any adjournment or postponement thereof, or by the written consent, delivered to the Secretary of the corporation, of the holders of the minimum number of shares required to take such action.

         As long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the corporation may call, and upon the written request of holders of record of 20% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the corporation at the principal office of the corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. The corporation shall use its best efforts to hold such meeting within thirty-five, but in any event not later than sixty, days after delivery of such request to the Secretary of the corporation, at the place and upon the notice provided by law and in the By-laws of the corporation for the holding of meetings of shareholders.

                 (2) At each meeting of shareholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single series, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof, in the absence of a quorum of the holders of shares of Series B Preferred Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

         For the taking of any action as provided in paragraph (b) of this
Section 3 by the holders of shares of Series B Preferred Stock, each such holder shall have one vote for each share of Series B Preferred Stock standing in his name on the transfer books of the corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

         Section 4.       Certain Restrictions.

         a. Whenever quarterly dividends payable on shares of Series B Preferred Stock as provided in Section 2 hereof are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series B Preferred Stock shall have been paid in full, or prior to June 1, 1997 without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of shareholders, the corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Dividend Stock other than dividends or distributions payable in Junior Dividend Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Dividend Stock (as defined in Section 11 hereof), except (1) dividends or distributions payable in Junior Dividend Stock and (2) dividends or distributions paid ratably on the Series B Preferred

Stock and all Parity Dividend Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series B Preferred Stock and such Parity Dividend Stock are then entitled.

         b. Whenever quarterly dividends payable on shares of Series B Preferred Stock as provided in Section 2 hereof are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series B Preferred Stock shall have been paid in full, or prior to June 1, 1997 without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of shareholders, the corporation shall not: (A) redeem, purchase or otherwise acquire for consideration any shares of Junior Dividend Stock or Junior Liquidation Stock (as defined in Section 11 hereof) or Parity Dividend Stock or Parity Liquidation Stock (as defined in Section 11 hereof); provided, however, that (1) the corporation may at any time redeem, purchase or otherwise acquire shares of Junior Liquidation Stock or Parity Liquidation Stock in exchange for any shares of capital stock of the corporation that rank junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up; (2) the corporation may accept shares of any Parity Liquidation Stock for conversion into shares of capital stock of the corporation that rank junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up; and (3) the corporation may at any time redeem, purchase or otherwise acquire shares as may be required pursuant to the corporation's 1986 Stock Option Plan, 1992 Stock Option Plan For Eligible Non Employee Directors, 1993 Stock Incentive Plan or Employee Stock Savings Plan, as they may be amended from time to time, or similar employee stock plans hereafter adopted; or (B) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock; provided, however, that the corporation (1) may accept shares of Series B Preferred Stock surrendered for conversion into shares of capital stock of the corporation pursuant to
Section 8 hereof, and (2) may elect to redeem all outstanding shares of Series B Preferred Stock pursuant to Section 5(a) hereof.

         c. The corporation shall not permit any Subsidiary (as defined in Section 11 hereof) of the corporation to purchase or otherwise acquire for consideration any shares of capital stock of the corporation unless the corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner.

         Section 5.       Redemption.

         a. The corporation shall have the right, at its sole option and election made in accordance with paragraph (d) of this Section 5, to redeem, out of funds legally available therefor, shares of Series B Preferred Stock, in whole or in part, in integral multiples having an aggregate Stated Value of at least $5,000,000, at any time and from time to time, at a redemption price equal to the Stated Value, plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Redemption Price"); provided, however, that the corporation shall not have any such right unless (A) all quarterly dividends payable on shares of Series B Preferred Stock pursuant to Section 2 hereof shall have been paid in full and
(B) the Current Market Price (as defined in Section 11 hereof) of the

Common Stock is equal to at least 150% of the Conversion Price (as defined in Section 11 hereof) for thirty consecutive Trading Days (as defined in Section 11 hereof).

         b. If less than all shares of Series B Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata.

         c. Notice of any redemption of shares of Series B Preferred Stock pursuant to this Section 5 shall be mailed at least forty-five, but not more than seventy-five, days prior to the date fixed for redemption to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of Series B Preferred Stock to be redeemed, or may cause the transfer books of the corporation for the Series B Preferred Stock to be closed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

         d.      On the date of any redemption being made pursuant to this
Section 5 which is specified in a notice given pursuant to paragraph (c) of this Section 5, the corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the corporation may, deposit for the benefit of the holders of shares of Series B Preferred Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the date of redemption, with a bank or trust company in the City of Los Angeles having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series B Preferred Stock to be redeemed shall look only to the corporation for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this paragraph (d) in respect of shares of Series B Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the corporation and, upon demand, such bank or trust company shall pay over to the corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the corporation for its own account.

         e. Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to paragraph (d) in respect of shares of Series B Preferred Stock to be redeemed pursuant to this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series B Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor, and the right to convert such shares into shares of

Common Stock until the close of business on the Business Day next preceding the date of redemption, in accordance with Section 8 hereof.

         Section 6. Reacquired Shares. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation, in accordance with the CGCL, become authorized but unissued shares of Preferred Stock of the corporation and may be reissued as part of another series of Preferred Stock of the corporation, subject to the conditions or restrictions on issuance set forth herein.

         Section 7.       Liquidation, Dissolution or Winding Up.

         a. If the corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety consecutive days and on account of any such event the corporation shall liquidate, dissolve or wind up, or if the corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Liquidation Stock unless, prior thereto, the holders of shares of Series B Preferred Stock, subject to Section 8, shall have received the Liquidation Preference (as defined in Section 11 hereof) with respect to each share, or (ii) to the holders of shares of Parity Liquidation Stock, except distributions made ratably to the holders of the Series B Preferred Stock and the Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares of Series B Preferred Stock and Parity Liquidation Stock would be entitled upon such liquidation, dissolution or winding up. Upon any such liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock shall be entitled to receive the Liquidation Preference with respect to each such share and no more.

         b. Neither the merger or other business combination of the corporation with or into any other Person (as defined in Section 11 hereof) or Persons nor the sale of all or substantially all the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 7.

         Section 8.       Conversion.

         a. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio shall initially be 14.815 and the Conversion Price shall initially be $6.75. The Conversion Ratio and the Conversion Price are subject to adjustment from time to time pursuant to paragraph (g) of this Section 8.

         b. Conversion of the Series B Preferred Stock may be effected by any such holder upon the surrender to the corporation at the principal office of the corporation in the State of California (the "Transfer Agent") or at the office of any agent or agents of the corporation, as may be designated by the Board of Directors of the corporation, of the certificate for such Series B Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the corporation that such taxes have been paid), the corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted (the "Conversion Date") so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The corporation shall not be required to convert, and no surrender of shares of Series B Preferred Stock shall be effective for that purpose, while the transfer books of the corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days); but the surrender of shares of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series B Preferred Stock were surrendered, and at the Conversion Ratio in effect at the date of such surrender.

         c. In case any shares of Series B Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series B Preferred Stock to be redeemed at the close of business on the Business Day next preceding the date fixed for redemption unless the corporation shall default in the payment of the Redemption Price.

         d. The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the holder of shares of Series B Preferred Stock shall be entitled to receive any accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the Conversion Date. Such accrued and unpaid dividends shall be payable by the corporation if the Conversion Date is (i) on or prior to November 30, 1996, then, at the option of the Corporation, in cash or in shares of Common Stock valued at the Conversion Price; or (ii) after November 30, 1996, in cash (to the extent funds are legally available therefor); provided, however, that if any such required cash payment in respect of accrued and unpaid dividends is not paid on the Conversion Date, the holder shall thereafter have the option to (i) convert such unpaid dividends into shares of Common Stock at a per share price equal to the Conversion Price in effect on the Conversion Date (adjusted for any changes in the Conversion Ratio after the Conversion Date pursuant to Section 8(g)(1)) of the shares of Series B Preferred Stock in respect of which such dividends accrued or (ii) permit such unpaid funds to continue to be treated as accrued and unpaid dividends for all purposes hereunder (including the accrual of additional dividends thereon in accordance with Section 2(a) hereof and the restrictions of Section 4 hereof) until paid by the Corporation or converted in accordance herewith.

         e. In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series B Preferred Stock are deemed to have been converted. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered.

         f. The corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

         g. The Conversion Ratio will be subject to adjustment from time to time as follows:

                 (1) In case the corporation shall at any time or from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which paragraph (h) applies.

                 (2) In case the corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Issue Date at a price per share (or having a conversion price per share) less than the Current Market Price as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert) would purchase at the Current Market Price on such date. An adjustment made pursuant to this clause (2) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (2), the aggregate consideration receivable by the corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such, rights, warrants and convertible securities into shares of Common Stock. The issuance of any shares of Common Stock pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause
(1) of this paragraph (g), or (b) any employee benefit or stock option plan or program of the corporation, or (c) any employment or option agreement with an officer of the corporation (or any of its Subsidiaries) hired after the Issue Date and approved by the Board of Directors or (d) any option, warrant, right, or convertible security outstanding as of the date hereof, or (e) the terms of a joint venture agreement approved by the Board of Directors, if immediately after such issuance, the aggregate number of shares of Common Stock issued pursuant to this subclause (e) does not exceed 600,000 shares, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the corporation to which this clause (2) applies. In addition, (A) Common Stock or convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's length transaction between the Company and a third party which is not an Affiliate of the Company, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (B) Common Stock or convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the corporation to which this clause
(2) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (2), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (2) in connection with any transaction to which paragraph (h) applies.

                 (3) In case the corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the corporation or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (1) of this paragraph (g) or cash dividends declared pursuant to a regular dividend policy adopted by the Board of Directors of the Company and paid out of Current Retained Earnings, as defined in Section 11 hereof, then the Conversion Ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of twenty Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value (as defined in Section 11 hereof) per share of Common Stock (as determined in good faith by the Board of Directors of the corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series B Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of capital stock of a Subsidiary of the corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of twenty Trading Days preceding the thirty-fifth Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of twenty Trading Days preceding such thirty-fifth Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock for the period of twenty Trading Days preceding such thirty-fifth Trading Day. An adjustment made pursuant to this clause (3) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled to receive such dividend or distribution; provided, however, that if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such thirty-fifth Trading Day after the effective date of such Spin-Off. No adjustment shall be made pursuant to this clause (3) in connection with any transaction to which paragraph (h) applies.

                 (4) For purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the corporation.

                 (5) The term "dividend," as used in this paragraph (g) shall mean a dividend or other distribution upon Common Stock of the corporation.

                 (6) Anything in this paragraph (g) to the contrary notwithstanding, the corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by a least one one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

                 (7) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation (which may be the firm of independent public accountants regularly employed by the corporation) shall be presumptively correct for any computation made under this paragraph (g).

                 (8) If the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

                 (9) There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraphs (g)(1), (g)(2) and (h) of this Section 8.

         h. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (g)(1) of this Section 8), or in case of any merger of the corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the corporation (each of the foregoing being referred to as a "Transaction"), at the option of the holder of any shares of Series B Preferred Stock (i) each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash or securities of the Surviving Person (as defined in Section 11 hereof)) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction), or (ii) each share of Series B Preferred Stock shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person (as defined in Section 11 hereof) at any time subsequent to the consummation of such Transaction (1) if the Surviving Person is a Qualified Person (as defined in
Section 11 hereof), that number of shares of Survivor Common Stock (as defined in Section 11 hereof) of the Surviving Person determined by multiplying the number of shares of Common Stock into which such share of Series B Preferred Stock was convertible immediately prior to the consummation of such Transaction by a fraction, the numerator of which is the Current Market Price of the Common Stock immediately prior to the consummation of such Transaction and the denominator of which is the Current Market Price of the Survivor Common Stock of the Surviving Person for the twenty Trading Days preceding the consummation of the Transaction giving rise to the adjustment in this paragraph (h) or (2) if the Surviving Person is not a Qualified Person, cash equal to the Fair Market Value, as of the consummation of such Transaction (computed with interest), of the securities or other property to which it would have been entitled under clause (i) above, as determined by an independent investment banking firm (with an established national reputation as a valuer of equity securities); provided, however, that in the event that the per share consideration receivable by the holders of Common Stock upon the consummation of such Transaction is equal to at least 125% of the Conversion Price, each share of Series B Preferred Stock then outstanding shall be convertible in accordance with clause (i) of this Section 8(h), whether or not the Surviving Person is a Qualified Person. In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 8 with respect to rights and interests thereafter of the holders of shares of Series B Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

         Notwithstanding anything contained herein to the contrary, the corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person thereof shall assume, by written instrument mailed to each holder of shares of Series B Preferred Stock, the obligation to deliver to such holder such cash, property or securities to which, in accordance with the foregoing provisions, such holder is entitled.

         i. In case at any time or from time to time the corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall by any capital reorganization or reclassification of the Common Stock of the corporation or merger of the corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation, then, in any one or more of said cases the corporation shall give at least twenty days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series B Preferred Stock at the addresses of each as shown on the books of the corporation maintained by the transfer agent thereof as of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (h) applies the corporation shall give at least thirty days prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

         Section 9. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8 hereof, then, and in each such case, the corporation shall promptly deliver to the transfer agent of the Series B Preferred Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8 hereof. The corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Series B Preferred Stock at the address of each holder as shown on the books of the corporation maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8 hereof, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 8(i) hereof.

         Section 10. Certain Covenants. Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Article Three, or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 11. Definitions. The following terms shall have the meanings indicated:

         "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

         "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

         "CGCL" shall mean the California General Corporation Law, as amended.

         "Conversion Price" shall mean an amount equal to the Stated Value divided by the Conversion Ratio (as adjusted pursuant to paragraph (g) of Section 8 hereof).

         "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices are furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the corporation.
If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

         "Current Retained Earnings" means cumulative retained earnings earned in the four fiscal quarters immediately preceding the quarter in which the dividend is paid to the extent such earnings have not previously been paid as dividends.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such similar Federal statute.

         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the corporation or such committee.

         "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

         "Junior Dividend Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the corporation which ranks junior as to dividends to the Series B Preferred Stock.

         "Junior Liquidation Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the corporation which ranks junior upon liquidation, dissolution or winding up to the Series B Preferred Stock.

         "Liquidation Preference" with respect to a share of Series B Preferred Stock shall mean the Stated Value per share, plus an amount equal to all accrued but unpaid dividends.

         "Parity Dividend Stock" shall mean any capital stock of the corporation ranking on a parity as to dividends with the Series B Preferred Stock.

         "Parity Liquidation Stock" shall mean any capital stock of the corporation ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock.

         "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of its three fiscal years immediately preceding the consummation of the applicable Transaction (or since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

         "Restated Articles of Incorporation" shall mean the Restated Articles of Incorporation of the corporation, as amended from time to time.

         "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Surviving Person" shall mean the continuing or surviving Person of a merger or other business combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the corporation, or the Person merging into the corporation in a merger or other business combination in which the corporation is the continuing or surviving Person, but in connection with which the Series B Preferred Stock or Common Stock of the corporation is exchanged or converted into the securities of any other Person or cash or any other property; provided, however, if such surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.

         "Survivor Common Stock" with respect to any Surviving Person shall mean any shares of such Surviving Person of any class or series which has no preference or priority in the payment





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



of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Surviving Person and which is not subject to redemption by such Surviving Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Series B Preferred Stock then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.





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
                                                                       EXHIBIT B

                       FORM OF OPINIONS TO BE RENDERED BY
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                 1. The Company is a corporation validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

                 2. The Certificate of Determination for the Series B Preferred Stock has been duly authorized and filed with the Secretary of State of California. Upon issuance and delivery of the shares of Series B Preferred Stock in accordance with the Share Exchange Agreement, the holder of such shares shall be entitled to the powers, preferences and rights set forth in the Certificate of Determination.

                 3. The Company has full corporate power and authority to execute and deliver the Registration Rights Amendment, and to execute, deliver and perform the Agreement and to consummate the transactions contemplated by the Agreement.

                 4. The execution and delivery of the Registration Rights Amendment, and the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement, have been duly and validly authorized by the Board of Directors of the Company and, as to the Exchange, by the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the transactions contemplated by the Agreement.

                 5. The Agreement and the Registration Rights Amendment have been duly and validly executed and delivered by the Company and each of the Agreement and the Registration Rights Amendment is enforceable against the Company in accordance with its respective terms (subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity).

                 6. The shares of Series B Preferred Stock being issued to Trefoil pursuant to the Agreement are duly authorized and, when issued and delivered in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

                 7. The number of shares of Common Stock initially issuable upon conversion of the shares of Series B Preferred Stock to be issued pursuant to the Agreement at the initial conversion price set forth in the Certificate of Determination have been duly and validly authorized and reserved for issuance and, when issued upon such conversion in accordance with the Certificate of Determination, will be validly issued, fully paid and nonassessable.

                                                                     EXHIBIT C


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("Amendment") is entered into as of _________, 1996, by and between L.A. Gear, Inc., a California corporation (the "Company"), and Trefoil Capital Investors, L.P., a Delaware limited partnership (the "Investor").

         WHEREAS, the Company and the Investor entered into a certain Registration Rights Agreement, dated as of May 27, 1991 (the "Agreement").

         WHEREAS, the Company and the Investor mutually desire to amend the Agreement to facilitate the exchange of all of the Investor's shares of Series A cumulative convertible preferred stock ("Series A Preferred Stock") and any accrued and unpaid dividends thereon, for shares of Series B cumulative convertible preferred stock ("Series B Preferred Stock") in accordance with the Share Exchange Agreement, dated as of December __, 1995, between the Company and the Investor (the "Exchange Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Exchange Agreement and intending to be legally bound, the parties agree as follows:

                           SECTION ONE - BACKGROUND

         1.1 The Background Section is hereby amended in its entirety to read as follows:

                 Background. Pursuant to a Stock Purchase Agreement dated as of May 27, 1991, as amended (the "Purchase Agreement"), between the Company and the Investor, the Investor, subject to the terms and conditions contained therein, purchased from the Company 1,000,000 shares of the Company's Series A Cumulative Convertible Preferred Stock, no par value. Pursuant to a Share Exchange Agreement, dated as of December __, 1995, between the Company and the Investor, the Investor has, subject to the terms and conditions contained therein, agreed to exchange its shares of the Series A Preferred Stock for one million ______________ (__________) shares of Series B Cumulative Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock is convertible into shares of the Company's common stock, no par value (the "Common Stock").

                           SECTION TWO - DEFINITIONS

         2.1 The definition of "Certificate of Determination" in Section Two is hereby amended in its entirety to read as follows:

                 "Certificate of Determination" means the Certificate of Determination of Rights and Preferences of Series B Cumulative Convertible Preferred Stock of the Company.

         2.2 The definition of "Conversion Shares" in Section Two is hereby amended in its entirety to read as follows:

                 "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon conversion of accrued dividends on Preferred Stock.

         2.3 The definition of "Registrable Securities" in Section Two is hereby amended in its entirety to read as follows:

                 "Registrable Securities" means (i) any Conversion Shares, (ii) shares of Common Stock acquired by the Investor after the Closing Date (as defined in the Purchase Agreement) and (iii) any shares of the Preferred Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when
         (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or
         (d) they shall have ceased to be outstanding.

         2.4 Section Two of the Agreement is hereby amended by the addition of the following definition:

                 "Preferred Stock" means the Series B Cumulative Convertible Preferred Stock.

            SECTION THREE - REGISTRATION UNDER SECURITIES ACT, ETC.

         3.1 Section 3.2(c) is hereby amended in its entirety to read as follows:

                 Special Meaning of "Registrable Security". For purposes of this Section 3.2, the term "Registrable Security" shall mean all Conversion Shares and any other shares of Common Stock acquired by the Investor prior to the third anniversary of the Closing Date (as defined in the Purchase Agreement).

         SECTION EIGHT-ASSIGNMENT; CALCULATION OF PERCENTAGE
         INTERESTS IN REGISTRABLE SECURITIES


         4.1 Section 8(a) is hereby amended in its entirety to read as follows:

                 (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Investor, its respective successors and assigns, and any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. The Investor named in the first paragraph of this Agreement (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                       L.A. GEAR, INC.

                                       By: _________________________________
                                           Name:
                                           Title:

                                       TREFOIL CAPITAL INVESTORS, L.P.
                                       By: TREFOIL INVESTORS, INC., its
                                           general partner

                                       By: _________________________________
                                           Name:
                                           Title:





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